UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2016

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55436	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)    On May 1, 2016, Simon J. Misselbrook, Chief Financial Officer and Treasurer of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”), notified the Company of his resignation, effective May 30, 2016, to pursue another professional opportunity.   The Company intends to begin a search for a new Chief Financial Officer and Treasurer immediately. If a new principal financial officer has not been appointed by May 30, 2016, the Company’s board of directors is expected to appoint Michael J. Bartolotta, Chief Financial Officer of VEREIT, Inc. and a certified public accountant, to serve as the interim principal financial officer of the Company until such time as a successor is named.  VEREIT indirectly owns and/or controls the Company’s external advisor, Cole Corporate Income Advisors II, LLC, the Company’s dealer manager, Cole Capital Corporation, and the Company’s sponsor, Cole Capital. Mr. Misselbrook will work with his successor or Mr. Bartolotta to ensure a smooth transition of the Company’s financial functions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2016	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Christine T. Brown
	Name:	Christine T. Brown
	Title:	Chief Accounting Officer
(Principal Accounting Officer)

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